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                                                                   Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in this Amendment No. 1 to the
Registration Statement No. 333-61599 of The Washington Water Power Company on Form S-4 of our report dated January 30, 1998, appearing in the Annual Report on Form 10-K of The Washington Water Power Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Seattle, Washington

October 6, 1998